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                                                                     Exhibit 2.5


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 FUTUREONE, INC.

                   ------------------------------------------

      Pursuant to Sections 78.390 and 78.403 of the Nevada Revised Statutes

                   ------------------------------------------


        Pursuant to the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes, the undersigned, being the President and Secretary of FutureOne, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), do hereby certify:

        1. The name of the corporation is FutureOne, Inc.

        2. The Articles of Incorporation of the corporation were filed with the Secretary of State on the 22nd day of March, 1994.

        3. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provision of the Articles of Incorporation of Corporation filed with the Nevada Secretary of State on March 22, 1994, as amended (the "Articles of Incorporation"), and was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

        4. For purposes of the Company's 1999 Annual Meeting of the Stockholders held on November 23, 1999 (the "Annual Meeting"), the total number of outstanding shares of the Common Stock the Corporation having voting power as of November 5, 1999 was Twelve Million Seven Hundred Seventy-One Thousand Six Hundred Seventy-Eight (12,771,678) and the total number of votes represented at the Annual Meeting by the holders of all said outstanding shares of the Common Stock was Seven Million One Hundred Thirty-Seven Thousand Eight Hundred Five (7,137,805).

        5. This Amended and Restated Articles of Incorporation was approved by the Company's stockholders at the Annual Meeting with all votes represented at the Annual Meeting voting to adopt this Amended and Restated Articles of Incorporation.

        6. The text of the Articles of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.


        1. The name of the Corporation is FutureOne, Inc.
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        2. Its principal office in the State of Nevada is located at One East
First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

        3. The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Nevada, as the same may be amended from time to time.

        4. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). Such shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors.

           As to the Preferred Stock of the Corporation, the power to issue any shares of Preferred Stock of any class or any series of any class and designations, voting powers, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

        5. The capital stock of the Corporation shall have no pre-emptive rights except as set forth in any Certificate of Designation filed with the Nevada Secretary of State by the Corporation.

        6. Shares of one class or series of capital stock may be issued as a share dividend for shares of any other class or series of capital stock in accordance with Nevada Revised Statutes Section 78.215.

        7. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased up to nine (9) or decreased in such manner as shall be provided by the Bylaws of this Corporation.

        8. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

        9. The Corporation is to have perpetual existence.

        10. The fiscal year of the Corporation shall initially end on September 30 and begin on October 1 of each year; provided, however, that such date may be changed from time to time as determined by the Board of Directors to be in the best interest of the Corporation.

        11. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada statutes or the rules and regulations promulgated thereunder) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


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        12. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of Section 78.300, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

        13. The Corporation shall indemnify, defend or hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer or director of the Corporation, to the fullest extent allowed pursuant to Nevada law.

        14. Pursuant to Nevada Revised Statutes Section 78.378, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections
78.378 to 78.3793, inclusive, as the same may be amended from time to time.

        16. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter previously prescribed by statute, and all rights conferred upon stockholders herein are granted subject to reservation; provided, however, that notwithstanding anything to the contrary in these Articles of Incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, these Articles of Incorporation.

        IN WITNESS WHEREOF, I have executed these Amended and Restated Articles of Incorporation this 14th day of December, 1999.

                                       FUTUREONE, INC.



                                       By    /s/ Earl J. Cook
                                          --------------------------------------
                                          Earl J. Cook, President



                                       By    /s/ Bradley G. Black
                                          --------------------------------------
                                          Bradley G. Black, Secretary


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State of Arizona             )
                             )  ss.
County of Maricopa           )

        On this 14 day of December, 1999, before me personally came Earl J. Cook, the President of FutureOne, Inc., a Nevada corporation, who acknowledged that he executed the above instrument.

                                            /s/  Eric J. Cook
                                          --------------------------------------
                                          Notary Public

My Commission Expires:
July 17, 2003


State of Arizona             )
                             )  ss.
County of Maricopa           )

        On this 14 day of December, 1999, before me personally came Bradley G. Black, the Secretary of FutureOne, Inc., a Nevada corporation, who acknowledged that he executed the above instrument.

                                            /s/  Eric J. Cook
                                          --------------------------------------
                                          Notary Public

My Commission Expires:
July 17, 2003


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